UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 11, 2008

Date of Report (Date of earliest event reported)

SONUS NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	000-30229	04-3387074
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

7 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information in this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)     On December 11, 2008, Gurudutt Pai accepted an offer of employment as Senior Vice President of the Registrant.  Mr. Pai will join the Registrant on December 15, 2008.  A copy of the press release dated December 15, 2008 announcing the employment of Mr. Pai is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the offer letter dated December 11, 2008 (the “Employment Letter”), Mr. Pai will receive an initial base salary of $275,000, which may be increased in subsequent years.  He is eligible for an “on target bonus” of 50% of his annual base salary subject to the achievement of specific objectives.  For fiscal year 2008, Mr. Pai’s on target bonus of $6,404.11, which is prorated for the days in 2008 Mr. Pai is employed by the Registrant, is guaranteed.  Mr. Pai will receive an option to purchase 300,000 shares of the Registrant’s common stock at an exercise price equal to the closing price of the Registrant’s common stock on the NASDAQ Global Select Market on December 15, 2008.  Subject to his continued employment, 25% of the shares subject to the option will vest on the first anniversary of his commencement date and the remaining 75% will vest in equal monthly increments through the fourth anniversary of his commencement date.  Mr. Pai also will receive 300,000 shares of restricted stock that will vest (subject to continued employment) 25% on the first anniversary of his commencement date and the remaining 75% will vest in equal increments semi-annually through the fourth anniversary of his commencement date.

The Employment Letter also provides for post-termination benefits in the event Mr. Pai’s employment is terminated by the Registrant without Cause (as defined in the Employment Letter) or is terminated by Mr. Pai for Good Reason (as defined in the Employment Letter).  The post-termination benefits include: (1) a lump sum payment equal to Mr. Pai’s annual base salary and target bonus; (2) continuation of payment of the Registrant’s share of benefits for 12 months; (3) payment of unreimbursed expenses and any accrued but unused vacation pay; (4) 12-months forward vesting of unvested options; and (5) complete vesting of unvested restricted stock.

In the event of a Change in Control (as defined in the Employment Letter), (i) 100% of all unvested options granted to Mr. Pai to purchase the Registrant’s common stock shall accelerate and all such options shall immediately become vested and exercisable, and (ii) 100% of all restricted stock granted to Mr. Pai shall accelerate and become fully vested and any and all restrictions on such restricted stock shall be terminated.

Mr. Pai had been contracted by the Registrant for consulting services since November 2008; however, the Employment Letter provides that, concurrently with Mr. Pai’s appointment as Senior Vice President, the consulting services contract is terminated except with regard to confidentiality.

The foregoing summary is qualified in its entirety by reference to the Employment Letter, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Mr. Pai will be appointed Senior Vice President of the Registrant effective December 15, 2008.  Mr. Pai has been Vice President of Marketing, Strategy and Business Development of Veveo Inc., a web video service company, since June 2005.  Prior to June 2005, Mr. Pai had joined Motorola in April 2003 through its acquisition of Winphoria Networks, Inc., where Mr. Pai was Vice President of Business Development, Product Management and Marketing.  Prior to joining Winphoria Networks, Inc. from May 1998 to August 2000, he was an area vice president at Lucent.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit relating to Item 5.02 shall be deemed to be furnished, and not filed:

	10.1	Employment Letter between Sonus Networks, Inc. and Gurudutt Pai accepted on December 11, 2008.

	99.1	Press release of Sonus Networks, Inc. dated December 15, 2008 announcing the appointment of Senior Vice President.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2008	SONUS NETWORKS, INC.

By:
/s/ Wayne Pastore
Wayne Pastore Vice President, Finance and Corporate Controller (Principal Accounting Officer)

Exhibit Index

10.1	Employment Letter between Sonus Networks, Inc. and Gurudutt Pai accepted on December 11, 2008.

99.1	Press release of Sonus Networks, Inc. dated December 15, 2008 announcing the appointment of Senior Vice President.